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                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                           LOUISVILLE BEDDING COMPANY
                                       AND
                       SPAN-AMERICA MEDICAL SYSTEMS, INC.


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                                  March 1, 1999


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                                TABLE OF CONTENTS

SECTION                                                                     PAGE


1. General Terms...............................................................1
     1.1  Appointment and Acceptance...........................................1
     1.2  Exclusivity of Distributorship.......................................2
     1.3  Exclusivity of Manufacturer..........................................2

2.  Orders, Pricing and Shipping...............................................2
     2.1  Orders and Acceptance................................................2
     2.2  Order Acceptance and Processing......................................2
     2.3  Price Lists..........................................................3
     2.4  Delivery; Shipping Cost; Risk of Loss................................3
     2.5  Terms of Payment.....................................................3

3.  Obligations of Manufacturer................................................4
     3.1  Registration for Intellectual Property...............................4
     3.2  Product Warranty; Limitations; Remedies..............................4
     3.3  Intellectual Property Warranty.......................................4
     3.4  Infringement Actions.................................................5
     3.5  Insurance............................................................5
     3.6  Confidential Information.............................................6
     3.7  Indemnification By Manufacturer......................................6

4.  Obligations of Distributor.................................................7
     4.1  Sales of Products....................................................7
     4.2  Conduct of Sales Activities; Qualification to do Business............7
     4.3  Confidential Information.............................................7
     4.4  Indemnification by Distributor.......................................7

5.  Representations and Warranties of the Parties..............................8
     5.1  Representations and Warranties of Manufacturer.......................8
     5.2  Representations and Warranties of Distributor........................9

6.  Term      ................................................................10

7.  Default and Termination...................................................10
     7.1  Termination by Manufacturer Without Notice..........................10
     7.2  Termination by Manufacturer with Notice.............................11
     7.3  Termination by Distributor Without Notice...........................11

8.  Rights and Obligations Upon Termination of Agreement .....................12


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                                TABLE OF CONTENTS

SECTION                                                                     PAGE

9.  Independent Contractor Relationship.......................................13

10.  Miscellaneous Provisions.................................................13
     10.1  Force Majeure......................................................13
     10.2  Notices............................................................13
     10.3  Entire Agreement; Amendment........................................14
     10.4  Severability.......................................................14
     10.5  Assignability......................................................14
     10.6  No Implied Waivers.................................................14
     10.7  Governing Law......................................................15
     10.8  Construction and Interpretation of the Agreement...................15
     10.9  Counterparts.......................................................15


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                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT is entered into and effective as of March 1, 1999, by and between LOUISVILLE BEDDING COMPANY ("Distributor"), a Delaware corporation, and SPAN- AMERICA MEDICAL SYSTEMS, INC. ("Manufacturer"), a South Carolina corporation.

     RECITALS:

     A. Manufacturer manufactures a line of foam products marketed under various trademarks and sells its products to retailers and all segments of the health care market.

     B. Distributor desires to serve as the exclusive distributor for the products listed on Exhibit A to this Agreement (the "Products"), to those general retail merchandisers that sell to general consumers, including stores such as Target, Dillards, J.C. Penney and Sears (collectively, "General Merchandisers") who are located in the United States, Canada and Mexico (collectively, the "Territory"), but excluding specialty merchandisers that market and sell durable medical products and equipment in the health care market and Park Place Corporation and its subsidiaries (the "Specialty Merchandisers"), upon the terms set forth in this Agreement.

     AGREEMENT:

     NOW, THEREFORE, the parties hereby agree as follows:

1. GENERAL TERMS.

     1.1 APPOINTMENT AND ACCEPTANCE. Upon the terms and subject to the conditions set forth in this Agreement, Manufacturer hereby appoints Distributor as its distributor for the sale, marketing and distribution of the Products to General Merchandisers located within the Territory.

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Distributor accepts such appointment and shall act in such a capacity as described in this Agreement.

     1.2 EXCLUSIVITY OF DISTRIBUTORSHIP. During the "Term" (as defined in
Section 6), Manufacturer shall not appoint any other distributor, agent, partner, consignee or representative, or otherwise sell, distribute, represent, promote or make available the Products to any General Merchandiser located within the Territory. Manufacturer, however, may for itself, or may authorize others to, sell, distribute, represent, promote or make available the Products within the Territory solely to the Specialty Merchandisers.

     1.3 EXCLUSIVITY OF MANUFACTURER. During the Term, Distributor shall not sell, distribute, represent, promote or otherwise make available any foam related products that are similar to the Products ("Competitive Products") and are manufactured or produced by any person or entity other than Manufacturer. Nothing herein shall limit the right of Distributor to sell, distribute, represent, or promote, within the territory, products which are not Competitive Products.

2.  ORDERS, PRICING AND SHIPPING.

     2.1 ORDERS AND ACCEPTANCE. The parties shall cooperate to establish standards and protocols for electronically transmitting orders, acceptances and related data in a way that is satisfactory to both parties, including the use of third party service providers, systems operations, security procedures and transmission procedures. Manufacturer and Distributor shall abide by the communication standards to which they agree and such standards shall be subject to the terms of this Agreement.

     2.2 ORDER ACCEPTANCE AND PROCESSING. Upon acceptance of an order by Manufacturer in the manner that the parties have agreed for Electronic Data Interchange ("EDI"), such order shall be binding on Manufacturer. If a dispute arises regarding the time of the formation of a contract due to discrepancies between Manufacturer's and Distributor's computer records, the parties shall promptly designate representatives to meet and in good faith attempt to resolve the dispute in a

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manner satisfactory to both parties. Manufacturer shall employ its reasonable best efforts to fill Distributor's orders within 15 days of acceptance and shall allot available inventories to permit Distributor to have first priority in filling its respective orders to customers located in the Territory. Distributor will provide Manufacturer with forecasts of its expected orders on a quarterly basis, or at such other time as Manufacturer shall reasonably request, so that Manufacturer will have a basis to determine its production needs. Distributor and Manufacturer agree that all shipping dates shall be firm and shall be computed from the date that an order is accepted by Manufacturer.

     2.3 PRICE LISTS. Manufacturer shall maintain and publish a wholesale price list for the Products. The price list shall remain firm for 180 days. Manufacturer may adjust the price list from time to time during the Term upon 30 days' prior notice to Distributor. The new prices shall be effective on the later of (a) the 30th day following the date of the notice, or (b) the effective date set forth in the notice. Any orders placed by Distributor prior to the effective date for the new prices will be at the lower of (a) price in effect prior to the effective date of the notice, or the (b) the price set forth in the notice.

     2.4 DELIVERY; SHIPPING COST; RISK OF LOSS. Manufacturer shall ship the Products with UCC128 labeling provided by Distributor. In connection with shipments, Manufacturer shall provide Advance Shipment Notices upon implementation of EDI transactions. All prices set forth on the product list will be F.O.B. Greeneville, South Carolina and Norwalk, California, or such other locations as may become additional manufacturing locations.

     2.5 TERMS OF PAYMENT. Distributor shall pay for all Products purchased by it from Manufacturer within 30 days following the receipt of Manufacturer's invoice. If Distributor credits a customer who returns any of the Products due to manufacturing defects, Manufacturer shall credit Distributor with the amount of such return within five days of return of the defective products to Manufacturer.


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3.  OBLIGATIONS OF MANUFACTURER.

     3.1 REGISTRATION FOR INTELLECTUAL PROPERTY. Manufacturer shall register the patents, know-how, trade secrets, and other proprietary information (collectively, "Patents") and trademarks ("Trademarks") that Manufacturer uses in connection with the Products with all appropriate governmental agencies. Manufacturer shall bear all expenses relating to the registration of Patents and Trademarks as well as the making of any filing or obtaining any approvals for the use of such Patents and Trademarks by Distributor. Manufacturer shall grant Distributor a license to use its Trademark and Patents.

     3.2 PRODUCT WARRANTY; LIMITATIONS; REMEDIES. Manufacturer warrants to Distributor that the Products shall be free from defects in materials and workmanship. Manufacturer shall repair or replace any defective Products. All authorized warranty repairs and service will be performed by Manufacturer in a timely manner. OTHER THAN THE EXPRESS WARRANTY SET FORTH ABOVE, MANUFACTURER MAKES NO OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE PRODUCTS.

    3.3  INTELLECTUAL PROPERTY WARRANTY.

            (a) Manufacturer represents and warrants to Distributor that Manufacturer lawfully possesses and owns all Patents and Trademarks and other intellectual properties, or has otherwise obtained a license to use such rights in connection with the Products and to perform all its obligations under this Agreement free and clear of any limitations on the ownership or other restrictions that would in any manner prevent Distributor, or any of its respective customers from using the Products without payment of any obligation to any third-party.

            (b) Manufacturer shall indemnify Distributor, its sub-distributors and their respective directors, officers and employees (collectively, the "Indemnitees") against, and hold all of the

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Indemnitees harmless from, any loss, claim, liability, deficiency, action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal), demand, assessments, orders, costs and other expenses (including reasonable attorneys' and accounting fees) of any nature and of any kind whatsoever, arising out of or resulting from any Indemnitee's use of any of the Patents and Trademarks of Manufacturer in the Territory. If litigation involving the Patents or Trademarks is instituted or threatened against any of the Indemnitees for its use thereof within the Territory, Distributor shall notify Manufacturer promptly. Manufacturer, at its expense, shall diligently defend against any such claim or litigation. Distributor agrees to execute any documents, and to render any assistance (exclusive of monetary assistance) as reasonably may be reasonably requested in conducting the defense of any such claim or litigation related to the Patents or Trademarks.

    3.4 INFRINGEMENT ACTIONS. If Distributor discovers or learns of any infringing use of Patents or Trademarks, Distributor shall notify Manufacturer promptly and Manufacturer shall prosecute any such infringing use of the Patents or Trademarks. In the prosecution of such infringing use, Manufacturer shall make prompt demand upon the infringer to cease and desist the infringing use of the Patents or Trademarks. In such event, Distributor agrees to execute any documents and to render any assistance (exclusive of monetary assistance) as may reasonably be requested in conducting the prosecution of any such claim or litigation, but all costs and expenses related thereto shall be borne entirely by Manufacturer.

    3.5 INSURANCE. Manufacturer, at its expense, shall procure and maintain in full force and effect during the Term an insurance policy or policies protecting Distributor and Manufacturer, and Distributor's officers, directors and employees, against any loss, liability, product liability, personal injury, death, and for one year afterwards, property damage or expense whatsoever arising or occurring upon or in connection with the acts or omissions of Manufacturer, the use and operation of the Products, or its employees and agents in connection with the performance of its obligations under this Agreement. Distributor shall be named as an additional insured on such policy or policies, as its interest may appear. To the extent obtainable, all policies shall contain a provision that such policies shall not be canceled except on 30 days' prior notice to Distributor.

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Such policy or policies shall be written by a responsible insurance company satisfactory to Distributor in such amounts and with such deductibles as are reasonably acceptable to Distributor.

    3.6 CONFIDENTIAL INFORMATION. During the term, Manufacturer shall hold in confidence and not use for any purpose or disclose to any person except as otherwise reasonably required to perform its obligations hereunder, any proprietary secret or confidential information relating to Distributor, Distributor's marketing activities, processes, products, machinery, apparatus or trade secrets or any other confidential information given to, obtained or learned by Manufacturer, its agents or employees in the course of or as a result of performing its obligations under this Agreement (the "Distributor Confidential Information"). Manufacturer shall instruct its employees of the obligation of confidence imposed by this Agreement. The obligations of confidentiality shall not apply to information that: (a) was known by Manufacturer at the time of receipt; (b) was in the public domain at the time of receipt; (c) becomes public through no fault of Manufacturer; (d) Manufacturer legitimately learns from third parties who are under no obligation of confidentiality with respect to the information, or (e) is required by applicable law to be divulged.

    3.7 INDEMNIFICATION BY MANUFACTURER. Manufacturer shall indemnify Distributor, its officers, directors, employees, agents and assigns against, and hold all of them harmless from, (a) all liabilities, obligations, losses, damages, judgments, claims, deficiencies, penalties, taxes and other charges incurred by Distributor arising out of or resulting from Manufacturer's perfor mance of Manufacturer's obligations under this Agreement, including, but not limited to, claims under product warranty, product liability or infringements on Patents and Trademarks, or from any default in the performance by Manufacturer of Manufacturer's obligations hereunder and (b) all costs and expenses reasonably related to the foregoing, including attorneys', accountants' and expert witnesses' fees, costs of investigations, court costs and other litigation expenses.


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4.  OBLIGATIONS OF DISTRIBUTOR.

    4.1 SALES OF PRODUCTS. Distributor will use commercially reasonable means during the Term to actively promote, sell and distribute the Products within the Territory.

    4.2 CONDUCT OF SALES ACTIVITIES; QUALIFICATION TO DO BUSINESS. Distributor shall conduct all sales activity in connection with the Products in a lawful manner, consistent with commercially reasonable standards of fair trade, fair competition and business ethics.

    4.3 CONFIDENTIAL INFORMATION. During the Term, Distributor shall hold in confidence and not use for any purpose or disclose to any person except as otherwise reasonably required to perform its obligations hereunder, any proprietary secret or confidential information relating to Manufacturer or the Products, Manufacturer's marketing activities, processes, Products, machinery, apparatus or trade secrets or any other confidential information given to, obtained or learned by Distributor, its agents or employees in the course of or as a result of performing its obligations under this Agreement (the "Manufacturer Confidential Information"). Distributor shall instruct its employees of the obligation of confidence imposed by this Agreement. The obligations of confidentiality shall not apply to any information that: (a) was known by Distributor at the time of receipt; (b) was in the public domain at the time of receipt; (c) becomes public through no fault of Distributor; (d) Distributor legitimately learns from third parties who are under no obligation of confidentiality with respect to the information, or; (e) is required by applicable law to be divulged.

    4.4 INDEMNIFICATION BY DISTRIBUTOR. Distributor shall indemnify Manufacturer, its officers, directors, employees, agents and assigns against, and hold all of them harmless from, (a) all liabilities, obligations, losses, damages, judgments, claims, deficiencies, penalties, taxes and other charges incurred by Manufacturer arising out of or resulting from Distributor's performance of Distributor's obligations under this Agreement or from any default in the performance by Distributor of Distributor's obligations hereunder and (b) all costs and expenses reasonably related

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to the foregoing, including attorneys', accountants' and expert witnesses' fees, costs of investigations, court costs and other litigation expenses.

5. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

    5.1 REPRESENTATIONS AND WARRANTIES OF MANUFACTURER. Manufacturer hereby represents and warrants to Distributor as follows:

            (a) Manufacturer is duly organized, validly existing and in good standing under the Laws of South Carolina.

            (b) This Agreement has been duly executed and delivered by Manufacturer and constitutes its legal, valid and binding obligation enforceable in accordance with the terms of this Agreement. Manufacturer has full power and authority, corporate or otherwise, to enter into and deliver this Agreement and perform the transactions described herein.

            (c) All consents, approvals, resolutions, authorizations, actions or orders, including those which must be obtained from governmental agencies or authorities, required of Manufac turer for the authorization, execution and delivery of, and for the performance by Manufacturer of the obligations set forth in this Agreement have been obtained.

            (d) This Agreement and Manufacturer's fulfillment of and compliance with this Agreement's terms and provisions hereof do not (1) conflict with or violate any (A) judicial or administrative order, award, judgment or decree applicable to Manufacturer, (B) any term, condition or provision of the corporate charter, by-laws or regulations governing the organization or existence of Manufacturer, or (C) any instrument, mortgage, agreement, contract or restriction to which Manufacturer is a party, or by which it is bound, or (2) require the approval, consent or authorization of any court, tribunal or judicial authority, or any creditor of Manufacturer, or any other person or entity.


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            (e) Manufacturer is not under any legal obligation, requirement or restriction to any competitor of Distributor or others that might conflict in any manner with the terms of this Agreement or the performance of Manufacturer's obligations hereunder.

    5.2 REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR. Distributor hereby represents and warrants to Manufacturer as follows:

            (a) Distributor is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

            (b) This Agreement has been duly executed and delivered by Distributor and constitutes its legal, valid and binding obligation enforceable in accordance with the terms of this Agreement. Distributor has full power and authority, corporate or otherwise, to enter into and deliver this Agreement and perform the transactions described herein.

            (c) All consents, approvals, resolutions, authorizations, actions or orders, including those which must be obtained from governmental agencies or authorities, required of Distributor for the authorization, execution and delivery of, and for the performance by Distributor of the obligations set forth in this Agreement have been obtained.

            (d) This Agreement and Distributor's fulfillment of and compliance with this Agreement's terms and provisions hereof do not (1) conflict with or violate any (A) judicial or administrative order, award, judgment or decree applicable to Distributor, (B) any term, condition or provision of the corporate charter, by-laws or regulations governing the organization or existence of Distributor, or (C) any instrument, mortgage, agreement, contract or restriction to which Distributor is a party, or by which it is bound, or (2) require the approval, consent or authorization of any court, tribunal or judicial authority, or any creditor of Distributor, or any other person or entity.


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            (e) Distributor is not under any legal obligation, requirement or restriction to any competitor of Manufacturer or others that might conflict in any manner with the terms of this Agreement or the performance of Distributor's obligations hereunder.

6. TERM. The term of this Agreement shall commence on the date hereof and expire on the third anniversary of such date, unless terminated sooner as provided in this Agreement (the "Initial Term"), and shall automatically be renewed for consecutive renewal periods of three years ("Successive Terms") unless either party delivers notice at least 60 days prior to the expiration of the Initial Term or any Successive Term of the notifying party's intent not to renew the Agreement. Notwithstanding anything to the contrary, the parties agree to a one-time review of the relationship established under this Agreement after the first year and, should either party notify the other party of its desire to terminate this Agreement, to in good faith negotiate terms for winding up the relationship and terminating this Agreement; provided, however, that this Agreement shall remain in effect until the terms are agreed upon by the parties. The Initial Term and each Successive Term for which this Agreement has been renewed is hereinafter referred to as the "Term."

7.  DEFAULT AND TERMINATION.

    7.1 TERMINATION BY MANUFACTURER WITHOUT NOTICE. Distributor shall be in default under this Agreement, and all rights granted Distributor under this Agreement (except for those rights and obligations set forth in Section 8) shall automatically terminate without notice to Distributor if:

            (a) Distributor makes a general assignment for the benefit of creditors;

            (b) A petition in bankruptcy is filed by Distributor or such a petition is filed against and consented to by Distributor and remains in effect for at least 60 days;


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            (c) A bill in equity or other proceeding for the appointment of a receiver of Distributor or any custodian for Distributor's business or assets is filed and consented to by Distributor and remains in effect for at least 60 days; and

            (d) A proceeding for the composition with creditors under any state or federal law should be instituted by or against Distributor and remains in effect for at least 60 days.

    7.2 TERMINATION BY MANUFACTURER WITH NOTICE. Distributor shall be in default and Manufacturer may terminate this Agreement and all rights granted Distributor under this Agreement (except for those rights and obligations set forth in Section 8) upon delivery of notice to Distributor upon the occurrence of any of the following events:

            (a) If Distributor ceases to operate or otherwise abandons its business; or

            (b) If Distributor materially fails to perform any of its obligations under this Agreement and fails to remedy such deficiency within 30 days, or such longer period as applicable law may require, after its receipt from Manufacturer of a notice, which specifies the deficiencies and lists the steps that must be taken by Distributor to correct such deficiency.

    7.3 TERMINATION BY DISTRIBUTOR WITHOUT NOTICE. Manufacturer shall be in default under this Agreement, and all rights granted Manufacturer under this Agreement (except for those rights and obligations set forth in Section 8) shall automatically terminate without notice to Manufacturer if:

            (a) Manufacturer makes a general assignment for the benefit of creditors;

            (b) A petition in bankruptcy is filed by Manufacturer or such a petition is filed against and consented to by Manufacturer and remains in effect for at least 60 days;


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            (c) A bill in equity or other proceeding for the appointment of a receiver of Manufacturer or any custodian for Manufacturer's business or assets is filed and consented to by Span America and remains in effect for at least 60 days; and

            (d) A proceeding for the composition with creditors under any state or federal law should be instituted by or against Manufacturer and remains in effect for at least 60 days.

    7.4 TERMINATION BY DISTRIBUTOR WITH NOTICE. Manufacturer shall be in default and Distributor may terminate this Agreement, and all rights granted Distributor under this Agreement (except for those rights and obligations set forth in Section 8) upon delivery of notice to Manufacturer upon the occurrence of any of the following events:

            (a) If Manufacturer ceases to operate or otherwise abandons its business; or

            (b) If Manufacturer materially fails to perform any of its obligations under this Agreement and fails to remedy such deficiency within 30 days or such longer period as applicable law may require, after its receipt from Distributor of a notice, which specifies the deficiencies and lists the steps that must be taken by Manufacturer to correct such deficiency.

8. RIGHTS AND OBLIGATIONS UPON TERMINATION OF AGREEMENT . Upon early termination or expiration of this Agreement, all orders for Products that were accepted by Manufacturer prior to termination or expiration shall be binding on the parties. Upon early termination or expiration of this Agreement, Manufacturer may negotiate with Distributor for the repurchase of any remaining Products held by Distributor at the time of termination or expiration. Notwithstanding the foregoing, in the event the Manufacturer does not repurchase the Products in Distributor's possession within 15 days following the termination or expiration of this Agreement for any reason, Distributor shall have the right to sell the remaining inventory of the Products for 12 months. Distributor shall also have the right to use the Patents and Trademarks and Manufacturer Confidential Information associated with the Products during this period.


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9. INDEPENDENT CONTRACTOR RELATIONSHIP. Distributor agrees that, regarding all matters relating to this Agreement, it shall be deemed to be an independent contractor and shall bear all of its own expenses in connection with this Agreement. Distributor shall have no authority, whether express or implied, to assume or create any obligation on behalf of Manufacturer nor shall Distributor issue or cause to be issued any quotation or draft of any letters or documents over the name of Manufacturer, but rather shall use its own name for such purposes. Nothing contained in this Agreement shall be construed to (a) give either party the power to direct and control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) constitute Distributor, its agents or employees as the agents or employees of Manufacturer or grant them any power or authority to act for, bind or otherwise create or assume any obligation on behalf of Manufacturer for any purpose whatever.

10.  MISCELLANEOUS PROVISIONS.

    10.1 FORCE MAJEURE. The performance of each party's obligations under this Agreement is subject to all contingencies beyond the control of the party or its suppliers, including force majeure, strikes, labor disputes, floods, fire, civil commotion, embargoes, quotas, shortage of labor, or government action, including price controls, currency controls, and the parties accordingly are relieved of any obligation to each other for damages that may result from such contingencies; provided, however, that the parties shall perform their obligations to the maximum extend and as soon as possible.

    10.2 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing, and shall be deemed to have been given (a) on the date of personal delivery or transmission by confirmed facsimile transmission, or (b) on the third business day following the date of deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, or
(c) on the first business day following the date of delivery to a nationally-recognized overnight courier service,

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in each case, addressed as follows, or to such other person or entity as either party shall designate by notice to the other in accordance herewith:

                                If to Manufacturer:   Jim Ferguson, President
                                                      Span-America
                                                      70 Commerce Center
                                                      Greenville, S.C. 29615



                                If to Distributor:    Christian F. Rapp
                                                      Louisville Bedding Company
                                                      10400 Bunsen Way
                                                      Louisville, KY  40299

    10.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding between the parties regarding its subject matter. It supersedes all prior or contemporaneous written or oral negotiations and agreements between them regarding its subject matter. This Agreement may be amended only in writing, signed by Manufacturer and Distributor.

    10.4 SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, the provision held invalid or unenforceable shall be deemed to be severable from the remainder of the Agreement and shall not cause the invalidity or unenforceability of the remainder of the Agreement.

    10.5 ASSIGNABILITY. Neither this Agreement, nor any of the rights or duties of either party hereunder, may be assigned by either of the parties hereto without prior written consent of the other party. Any merger, reorganization or consolidation of Distributor shall not be deemed an assignment.

    10.6 NO IMPLIED WAIVERS. No waiver by either party of any failure of the other party to keep or perform any provision, covenant or condition of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same provision or a waiver of any other provision, covenant or condition. All rights and remedies granted herein or referred to in this

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Agreement are cumulative. If any party resorts to any one remedy, it shall not be precluded from resorting to any other right or remedy provided it by law.

    10.7 GOVERNING LAW. This Agreement, and the parties' respective rights hereunder, shall be governed exclusively by, and construed and enforced in accordance with, the Laws of the Commonwealth of Kentucky.

    10.8 CONSTRUCTION AND INTERPRETATION OF THE AGREEMENT.

            (a) All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

            (b) All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable.

            (c) When used in this Agreement, the word "including" shall have its normal, common meaning and any list of items following such word shall not be deemed to represent a complete list of the contents of the referent of the subject.

    10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


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                                                                  APRIL 27, 1999

                                            LOUISVILLE BEDDING COMPANY

                                            By: /s/ Christian H. Rapp
                                                --------------------------------
                                            Title: Sr. V.P. & CFO
                                                   -----------------------------
                                                        ("Distributor")


                                            SPAN-AMERICA MEDICAL SYSTEMS, INC.

                                            By: /s/ James D. Ferguson
                                                --------------------------------
                                            Title: President/CEO
                                                   -----------------------------
                                                         ("Manufacturer")




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                                                                  APRIL 27, 1999

                                      -16-